EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Cano Health, Inc. of our report dated March 15, 2021, with respect to the consolidated financial statements of Primary Care (ITC) Intermediate Holdings, LLC included in the Registration Statement (Form S-1 No. 333-257445) and related Prospectus of Cano Health, Inc, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

August 20, 2021